UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.     )
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	Preliminary Proxy Statement		Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
	Definitive Proxy Statement
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	Soliciting Material Under § 240.14a-12
American Shared Hospital Services
(Name of Registrant as Specified In Its Charter)

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AMERICAN SHARED HOSPITAL SERVICES
Two Embarcadero Center, Suite 410
San Francisco, California 94111

Important Information Regarding the 2020 Annual Meeting of Shareholders
To Be Held On Friday, June 26, 2020

        The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of American Shared Hospital Services (the “Company”), dated April 29, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Friday, June 26, 2020 at 9:00 AM Pacific Daylight Time. This supplement to the Proxy Statement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about June 3, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

* * *

NOTICE OF CHANGE OF LOCATION OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 26, 2020

June 3, 2020

To Shareholders of American Shared Hospital Services:

        Due to the continued public health impact of the coronavirus (“COVID-19”) pandemic and the issuance by authorities of orders limiting the right of persons to gather outside of their homes within the State of California, and to mitigate risks to the health and safety of our communities, shareholders, and other stakeholders, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of American Shared Hospital Services (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Friday, June 26, 2020 at 9:00 AM Pacific Daylight Time. In light of the aforementioned public health concerns regarding the COVID-19 pandemic, the Annual Meeting will be held in a virtual meeting format only.

        While you will not be able to attend the Annual Meeting physically, the Annual Meeting has been designed to provide shareholders with the same opportunities to participate in the virtual meeting as they would have had at an in-person meeting.

        The live audio webcast of the Annual Meeting will begin promptly at 9:00 AM Pacific Daylight Time. Online access to the audio webcast will open one hour prior to the start of the Annual Meeting to allow time for you to log-in and test your device’s audio system. We encourage you to access the meeting in advance of the designated start time.

        To be admitted to the Annual Meeting, shareholders may visit https://web.lumiagm.com/222396593 and enter their 11-digit control number and the meeting password. The password for the meeting is ASHS2020 (case sensitive). As described in the proxy materials for the Annual Meeting previously distributed, if you were a holder of record of our common stock at the close of business on April 28, 2020, the record date for the Annual Meeting, or hold a “legal proxy” for the meeting provided by our bank, broker or other nominee, you are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Using your 11-digit control number, you may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. For registered shareholders, your 11-digit control number can be found on the proxy card, voting instruction form or notice of internet availability you received previously. Beginning one hour prior to, and during, the Annual Meeting, you can view the agenda and rules of procedure for the Annual Meeting, and submit questions, at https://web.lumiagm.com/222396593.

        If you hold your shares through an intermediary, such as a bank, broker or other nominee, you must register in advance to attend the Annual Meeting. To register, you must submit proof of your “legal proxy” obtained from your bank, broker or nominee reflecting your Company holdings, along with your name and email address, to American Stock Transfer & Trust Company, LLC: (1) by email to proxy@astfinancial.com; (2) by facsimile to (718) 765-8730 or (3) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Obtaining a “legal proxy” may take several days and shareholders are advised to register as far in advance as possible. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on June 16, 2020. You will receive a confirmation email from American Stock Transfer & Trust Company, LLC of your registration. Once registered, you may participate in and vote at the Annual Meeting by following the instructions available on the meeting website. If you encounter any difficulty accessing the virtual meeting, please visit https://go.lumiglobal.com/faq for assistance.

        Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares promptly and submit your proxy in advance of the Annual Meeting by the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

        We thank you for your continued support of the Company.

By order of the Board of Directors,

/s/Willie R. Barnes
Willie R. Barnes
Corporate Secretary